Exhibit 10.01

FOURTH AMENDMENT
TO
REVOLVING CREDIT AGREEMENT
dated as of
June 27, 2017
among

NUSTAR GP HOLDINGS, LLC,

RIVERWALK HOLDINGS, LLC,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of June 27, 2017, is among NUSTAR GP HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”); RIVERWALK HOLDINGS, LLC, a Delaware limited liability company (the “Guarantor”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain 364-Day Revolving Credit Agreement dated as of June 28, 2013 (as amended by that certain First Amendment to 364-Day Revolving Credit Agreement dated as of June 17, 2014, that certain Second Amendment to Revolving Credit Agreement dated as of June 17, 2015 and that certain Third Amendment to Revolving Credit Agreement dated as of June 16, 2016, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.
B.    The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.
C.    On the Fourth Amendment Effective Date (as defined below), Citibank, N.A. (the “Exiting Lender”) desires to sell and assign to Wells Fargo Bank, National Association (the “New Lender”), and the New Lender desires to purchase and assume, 100% of the Exiting Lender’s rights and obligations as a Lender under the Credit Agreement.
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Articles and Sections in this Amendment refer to Articles and Sections of the Credit Agreement.

Section 2.Amendments to Credit Agreement.

2.1    Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)Each of the following definitions is hereby amended and restated in its entirety to read as follows:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. As of the Fourth Amendment Effective Date, the amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  On the Fourth Amendment Effective Date, the aggregate amount of the Lenders’ Commitments is $60,000,000.
“Maturity Date” means June 27, 2018.
“Partnership Agreement (MLP)” means the Fifth Amended and Restated Agreement of Limited Partnership of the MLP dated as of April 28, 2017, as may be amended, restated, amended and restated, modified or supplemented from time to time in accordance herewith.
(b)    The following definition is hereby added to Section 1.01 in appropriate alphabetical order to read in its entirety as follows:

“Fourth Amendment Effective Date” has the meaning given such term in that certain Fourth Amendment to Revolving Credit Agreement dated as of June 27, 2017 among the Borrower, the Guarantor, the Administrative Agent, and the Lenders party thereto.

(c)    Each of the following definitions is hereby deleted in its entirety: “Consolidated Debt Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Net Worth,” “Consolidated Operating Income,” “Excluded Go-Zone Bond Proceeds,” “Go-Zone Bond,” “Go-Zone Bond Indentures,” “Material Project,” “Material Project EBITDA Adjustments,” “Rolling Period,” “Standard Ratio” and “Total Capitalization”.

2.2    Amendments to Section 6.11.

(a)    Section 6.11(a) is hereby amended and restated in its entirety to read as follows:

(a)    The Borrower shall cause the MLP to comply with the financial covenant set forth in Section 6.11 of the NuStar Logistics Credit Agreement.
(b)    Section 6.11(b) is hereby amended by replacing the reference therein to “$16,000,000” with “$19,000,000”.

2.3    Amendment to Schedule 2.01. Schedule 2.01 is hereby amended and restated in its entirety to read as set forth on Schedule 2.01 attached to this Amendment.

Section 3.    Conditions Precedent. This Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (the “Fourth Amendment Effective Date”):

3.1    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this Amendment on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Credit Agreement.

3.2    The Administrative Agent shall have received from each Lender and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

3.3    The Administrative Agent shall have received (i) an amendment to the Guarantee and Pledge Agreement, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by the Borrower and the Guarantor (such amendment, the “Guarantee and Pledge Agreement Amendment”) and (ii) a unit power with respect to the additional Units pledged as Collateral pursuant to the Guarantee and Pledge Agreement Amendment, duly executed and delivered by the Guarantor, together with the original unit certificate representing such Units.

3.4    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Fourth Amendment Effective Date) of Amy Perry, in-house counsel of the Borrower, providing the opinions substantially in the form set forth in Exhibit B to the Credit Agreement, and each such opinion covering such other matters relating to the Borrower, the Guarantor, this Amendment and the Credit Agreement, as amended by this Amendment, or the transactions contemplated thereby as the Lenders shall reasonably request. The Borrower hereby requests each such counsel to deliver its applicable opinion to the Administrative Agent and the Lenders.

3.5    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the Guarantor, the authorization of this Amendment and the transactions contemplated hereby, and any other legal matters relating to the Borrower, the Guarantor, this Amendment and the Credit Agreement, as amended by this Amendment, or the transactions contemplated thereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

3.6    The Administrative Agent shall have received evidence satisfactory to it of any necessary shareholder, corporate, limited liability company, and partnership approvals as to authority, enforceability and compliance with law in connection with this Amendment and the transactions contemplated hereby.

3.7    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

3.8    No Default shall have occurred and be continuing, after giving effect to the terms of this Amendment.

3.9    As of the Fourth Amendment Effective Date, the aggregate market value of the Units constituting Collateral shall be greater than $120,000,000.

Section 4.    Assignment of Commitments and Loans. Effective as of the Fourth Amendment Effective Date: (a) for an agreed consideration, the Exiting Lender hereby irrevocably sells and assigns to the New Lender, and the New Lender hereby irrevocably purchases and assumes from the Exiting Lender, subject to and in accordance with the Assignment and Assumption attached as Exhibit A to the Credit Agreement, 100% of the Exiting Lender’s rights and obligations in its capacity as a Lender under the Credit Agreement, including the Commitment of the Exiting Lender on the Fourth Amendment Effective Date, all of the Loans owing to such Exiting Lender which are outstanding on the Fourth Amendment Effective Date, and all of the participations in Letters of Credit and LC Disbursements held by the Exiting Lender on the Fourth Amendment Effective Date (the “Assignment”), such that, after giving effect to the Assignment, the New Lender shall have the Commitment specified for it on Schedule 2.01 attached to this Amendment; and (b) after giving effect to the Assignment, (i) the Exiting Lender shall cease to be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents and (ii) the New Lender shall become a party to the Credit Agreement, as amended by this Amendment, as a “Lender”, and shall have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Amendment, and the other Loan Documents. Each of the Administrative Agent, the Issuing Bank, the New Lender, the Exiting Lender and the Borrower hereby consents and agrees to the Assignment. With respect to the Assignment, the New Lender shall be deemed to have acquired the Commitment allocated to it from the Exiting Lender pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement (the “Assignment Agreement”), as if such New Lender and the Exiting Lender had executed such Assignment Agreement with respect to the Assignment, pursuant to which (i) the New Lender shall be the “Assignee”, (ii) the Exiting Lender shall be the “Assignor” and (iii) the term “Effective Date” shall be the Fourth Amendment Effective Date as defined herein. On the Fourth Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 9.04(b)(iv), including recording the Assignment described herein in the Register, and such Assignment shall be effective for all purposes of the Credit Agreement. Notwithstanding Section 9.04(b)(ii)(C), the New Lender shall not be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with the Assignment.

Section 5.    Miscellaneous.

5.1    Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

5.2    Ratification and Affirmation; Representations and Warranties. Each of the Borrower and the Guarantor hereby: (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (c) agrees that from and after the Fourth Amendment Effective Date each reference to the Credit Agreement in the Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment; (d) confirms that the existing security interests granted by it in favor of the Administrative Agent and the Lenders pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Borrower and the Restricted Subsidiaries under the Credit Agreement, as amended by this Amendment, as and to the extent provided in the Loan Documents; and (e) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.

5.3    Loan Document. This Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.4    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

5.5    NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6    GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.7    Consent to Guarantee and Pledge Agreement Amendment. Each Lender hereby consents to, and authorizes the Administrative Agent to enter into, the Guarantee and Pledge Agreement Amendment.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NUSTAR GP HOLDINGS, LLC, as Borrower

By:	/s/ Thomas R. Shoaf
Thomas R. Shoaf
Executive Vice President and Chief Financial Officer

RIVERWALK HOLDINGS, LLC, as Guarantor

By:	/s/ Thomas R. Shoaf
Thomas R. Shoaf
Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent and Issuing Bank

By:	/s/ M. Hasan
Name: Muhammad Hasan
Title: Vice President

SUNTRUST BANK, as a Lender and as Syndication Agent

By:	/s/ Yann Pirio
Name: Yann Pirio
Title: Managing Director

MIZUHO BANK, LTD., as a Lender

By:	/s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

FROST BANK, as a Lender

By:	/s/ M. Luke Healy
Name: M. Luke Healy
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Borden Tennant
Name: Borden Tennant
Title: Assistant Vice President

CITIBANK, N.A., as an Exiting Lender

By:	/s/ Michael Zeller
Name: Michael Zeller
Title: Managing Director

SCHEDULE 2.01
COMMITMENTS

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$12,000,000
SunTrust Bank	$12,000,000
Mizuho Bank, Ltd.	$12,000,000
Frost Bank	$12,000,000
Wells Fargo Bank, National Association	$12,000,000
Total	$60,000,000